UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2023

AVISTA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-03701	91-0462470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 East Mission Avenue
Spokane, Washington		99202-2600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 489-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 16, 2023, Avista Corporation (Avista Corp. or the Company) entered into an agreement with NorthWestern Corporation (NorthWestern) under which the Company would abandon its 15 percent ownership in Colstrip Units 3 and 4, and NorthWestern would acquire ownership. There is no monetary exchange included in the transaction. The transaction is scheduled to close on December 31, 2025 or such other date as the parties mutually agree upon.

Under the agreement, the Company will remain obligated through the close of the transaction to pay its share of (i) operating expenses, (ii) capital expenditures, but not in excess of the portion allocable pro rata to the portion of useful life expired through the close of the transaction and (iii) except for certain costs relating to post-closing activities, site remediation expenses. In addition, the Company would enter into a vote sharing agreement under which it would retain its voting rights with respect to decisions relating to remediation.

The Company will retain its Colstrip transmission system assets, which are excluded from the transaction.

The Company entered into the agreement, in part, in anticipation of compliance with the Washington Clean Energy Transformation Act (CETA). CETA, among other things, imposes deadlines by which each electric utility must eliminate from its electricity rates in Washington the costs and benefits associated with coal-fired resources, such as Colstrip. The practical impact of CETA is that electricity from such resources, including Colstrip, may no longer be delivered to Washington retail customers after 2025.

Under the Colstrip Ownership & Operating Agreement, each of the other owners of Colstrip will have a 90-day period in which to evaluate the transaction and determine whether to exercise their respective rights of first refusal as to a portion of the generation being turned over to NorthWestern.

The transaction is subject to the satisfaction of customary closing conditions including the receipt of any required regulatory approvals, as well as NorthWestern's ability to enter into a new coal supply agreement by December 31, 2024.

See further commitments and contingency considerations related to the Company's interest in Colstrip as included in "Note 15 of the Notes to Condensed Consolidated Financial Statements" as included in the Company's Form 10-Q for the period ended September 30, 2022.

The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 2.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
2.1	Colstrip Units 3 & 4 Interests Abandonment and Acquisition Agreement, dated as of January 16, 2023, among Avista Corporation and NorthWestern Corporation.
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTA CORPORATION

Date:	January 17, 2023	By:	/s/ Gregory C. Hesler
Gregory C. Hesler Senior Vice President, General Counsel, and Chief Compliance Officer